Jim Benson, Chairman, CEO
                                             13855 Stowe Drive  Poway, CA  92064
                                             (858) 375-2020  Fax: (858) 375-1000
                                                        e-mail: jim@SpaceDev.com
                                                                ----------------
                                                                www.spacedev.com
                                                                ----------------


                              July  24,  2003


Steve  Durst
Lunar  Enterprise  Corporation


Dear  Steve,

Thank you for your interest in having SpaceDev continue to advance the work we previously performed in the analysis and design of NEAP, Mars MicroMissions, and SpaceDev's Lunar Orbiter and Lunar Lander Missions. We are excited to pick-up where we left off on that sequence of progressive studies, and to have this opportunity to add additional technical and engineering detail to that previous work.

This letter contract confirms the agreement between SpaceDev, Inc. and Lunar Enterprise Corporation, a wholly owned subsidiary of Space Age Publishing Company of Hawaii and California concerning analysis and design activities related to the proposed Lunar Dish Observatory Mission.

Lunar Enterprise agrees to pay SpaceDev the amounts show below in "Payment Schedule" for the work to be performed in accordance with the "Study Objective," "Statement of Work" and "Deliverables" sections described below.

We expect work to begin on Monday, July 28, 2003, assuming both parties sign this agreement on July 23, 2003. Phase II is optional, and can be discussed at a later date.

We are looking forward to completing this next step toward the Moon, and also look forward to the possibility of more small steps as SpaceDev successfully completes each phase of this mission analysis and design effort.

Please  sign below and forward the initial payment at your earliest convenience.

Onward  and  upward!


Jim

/s/ Jim Benson
--------------
CEO
SpaceDev,  Inc.




Accepted  by:                              Dated:
                                          7/24/03
/s/ Steve Durst
---------------
Steve  Durst



Director
Lunar  Enterprise  Corporation

                 Lunar Enterprise Lunar Dish Observatory Mission
                 Statement of Work for Observatory Mission Study
                           Prepared by SpaceDev, Inc.

STUDY  FEE:
The  fee  for  this  study  is  approximately  $100,000.

STUDY  OBJECTIVE:
Present a feasible and verifiable technical concept for a Lunar observatory mission and spacecraft with a small radio astronomy telescope payload. SpaceDev will assemble an engineering team consisting primarily of SpaceDev engineers, supplemented by experienced specialists for fields of science or engineering not possessed by SpaceDev. The depth and detail of the analysis and design effort will be the maximum possible commensurate with the value of the project.

SCHEDULE
This  project  will  be  performed from July 28, 2003 through November 20, 2003.

STATEMENT  OF  WORK:
-     Program  Management  Plan  to  include:
o     Schedule  based  on  a  2-year  program  (milestone  based)
o     Staffing  plan
o     Cost  /  budget  plan
o     Identify  resources  needed  (test  facilities  )
o     Identify  unique  vendors
-     Study  possible  Lunar landing sites. A south-pole site is recommended due
     to  mutual  visibility  to  Earth,   deep   space  and  solar  energy   and
     because of  possible  ice  water.  The  study  will  include:
o     Radiation  environment
o     Thermal  &  atmospheric  environment
o     Expected  seasons
o     Terrain  for  landing  purposes
o     Earth  angle  viewing
o     Viewing  angle  to  deep  space
o     Solar  power  availability
-     Study various practical trajectories to determine nominal approach to Moon
-     Identify  possible  launch  vehicles.  The  analysis  will  include:
o     Domestic  launch  vehicles
o     International  launch  vehicles
o     Launch  options  -  rideshare,  primary  /  secondary
-     Conceptual  vehicle  design:
o     Structure
     Mass  breakdown  /  budget
     Thermal  protection  requirements  on  Lunar  surface
o     Concept  of  Operations
o     Propulsion  System
     Fuel  /  tank  trades
     Delta-V  requirements  /  budget  by  mission  phase
o     Landing  System  (controls  and  actuators)
     SpaceDev  MTV  derivative
o     Communications
     By  mission  phase
-     In  Earth  orbit
-     During  travel  to  Moon
-     During  decent  to  Lunar  surface
-     During  nominal  mission  operations
     Study  possible  frequency  bands  to  be  utilized
     Define  data  volume  and  frequency  of  transmission
     Design  communication  system  architecture
     Define  ground  station  requirements
     Perform  communications  link  analyses
o     On-Board  Computer
     Data  storage  requirements
     Data  volume  requirements
o     Software  /  Communications  protocol
     Research implications of 1.3 second delay each way on communications Define command and control method
     Define  ground  segment  for  posting  /  distributing  science  data
o     Power  System
     Analysis  of  power  budget  by  mission  phase
     Conceptual  design  of  power  system
-     Batteries
-     Solar  array,  size,  deployables,  etc.
o     Guidance,  Navigation  and  Control
     By  mission  phase
-     In  Earth  orbit
-     During  travel  to  Moon
-     During  decent  to  Lunar  surface
-     During  nominal  mission  operations
     Define  detection  methodology  and  sensors
     Define  control  methodology  and  actuators
     Identify  vendors for unique hardware (star tracker, kick motor, gyro, etc.
-     Prepare  and  Present  Mission  Study  Results  at  International  Lunar
Conference
o     PowerPoint  Slide  Presentation
o     Animation  of  All  or  Part  of  the  Lunar  Mission

DELIVERABLES
SpaceDev will prepare monthly status and progress reports in the form of PowerPoint presentations. The monthly reports will be accompanied by a telephonic description of the report highlights. A more detailed final written report will be delivered on November 20, 2003 and will summarize significant mission study results and recommendations. The final report will include detailed recommendations as to the next steps to be performed. SpaceDev will deliver a presentation at the International Lunar Conference consisting of a PowerPoint presentation with a related lunar mission animation.

PAYMENT  SCHEDULE
On  signing  July  24th:  $40,000
August  20th:  $15,000
September  20th:  $15,000
October  20th:  $15,000